UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 17, 2026

TUHURA BIOSCIENCES, INC.

(Exact name of Registrant as Specified in Its Charter)

Nevada	001-37823	99-0360497
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10500 University Center Dr., Suite 110
Tampa, Florida 33612
(Address of Principal Executive Offices, including zip code)
Registrant’s Telephone Number, Including Area Code: (813) 875-6600

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value per share	HURA	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.08 Shareholder Director Nominations.

The board of directors (the “Board”) of TuHURA Biosciences, Inc. (the “Company”) has determined that the Company’s 2026 Annual Meeting of Stockholders (the “2026 Annual Meeting”) will be held virtually on August 18, 2026. More detailed information regarding the 2026 Annual Meeting will be set forth in the Company’s Definitive Proxy Statement on Schedule 14A to be filed with the Securities and Exchange Commission (“SEC”). Because the date of the 2026 Annual Meeting has been changed by more than 30 days from the anniversary date of the Company’s 2025 Special Meeting in Lieu of an Annual Meeting of the Stockholders held on June 23, 2025 (the “2025 Special Meeting”), in accordance with Rule 14a-5(f) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), the Company is hereby informing stockholders of such change. In addition, because the 2026 Annual Meeting will be held more than 30 days from the anniversary date of the 2025 Special Meeting, the deadlines for the submission of stockholder proposals pursuant to Rule 14a-8 of the Exchange Act and director nominations pursuant to the Company’s proxy access rights, in each case for consideration at the 2026 Annual Meeting, no longer apply. Further, because the 2026 Annual Meeting will be held more than 25 days from the anniversary date of the 2025 Special Meeting, the deadlines set forth in the Company’s Amended and Restated Bylaws (the “Bylaws”) for stockholders to submit a notice of a proposal outside the processes of Rule 14a-8 of the Exchange Act and a notice of proposed director nominations, in each case for consideration at the 2026 Annual Meeting, no longer apply.

In order for a stockholder proposal, submitted solely pursuant to Rule 14a-8 of the Exchange Act, to be considered timely for inclusion in the Company’s proxy statement and form of proxy for the 2026 Annual Meeting, such proposal must be received by the Company by June 27, 2026. Therefore, in order for a stockholder to submit a proposal for inclusion in the Company’s proxy materials for the 2026 Annual Meeting, the stockholder must comply with the requirements set forth in Rule 14a-8, including, without limitation, with respect to the subject matter of the proposal, and must deliver the proposal and all required documentation to the Company at its principal executive offices at the address set forth below no later than June 27, 2026. The public announcement of an adjournment or postponement of the date of the 2026 Annual Meeting will not commence a new time period (or extend any time period) for submitting a proposal pursuant to Rule 14a-8. Any such stockholder proposals should be mailed to the Company at the following address: TuHURA Biosciences, Inc., 10500 University Center Dr., Suite 110, Tampa, Florida 33612, Attn.: Secretary.

The Company’s Bylaws provide stockholders with a proxy access right that permits a stockholder to nominate and include in the Company’s proxy materials director nominees, provided that the stockholder and the nominee(s) satisfy the requirements specified in the Bylaws. A stockholder who intends to nominate and include in the Company’s proxy materials proxy access director nominees must cause a notice of nominations of such proxy access nominees to be received by the Company at the same address provided above no later than the close of business on June 27, 2026, which is the 10th day following the first public disclosure by the Company of the date of the 2026 Annual Meeting, and must comply with the other requirements of the Bylaws, including, but not limited to, the requirements with respect to the form and content of a proxy access notice of nominations. Any notice of proxy access nominations received after such date will be considered untimely. In no event shall any adjournment or postponement of the 2026 Annual Meeting, or the announcement thereof, commence a new time period for the giving of such notice of proxy access nominations.

Because the 2026 Annual Meeting will be held more than 25 days from the anniversary date of the 2025 Special Meeting, to be timely in accordance with the Bylaws, stockholders intending to submit a proposal outside the processes of Rule 14a-8 of the Exchange Act or a proposed director nomination, in each case for consideration at the 2026 Annual Meeting, must cause a notice of such proposal and/or proposed director nomination to be received by the Company at the same address provided above no later than the close of business on June 27, 2026, which is the 10th day following the first public disclosure by the Company of the date of the 2026 Annual Meeting. In addition to satisfying the requirements under the Bylaws, stockholders who intend to solicit proxies in support of director nominees other than the Company’s nominees at the 2026 Annual Meeting must provide notice to the Company’s Corporate Secretary no later than June 27, 2026 in accordance with Rule 14a-19 of the Exchange Act, also known as the universal proxy rule. In no event shall any adjournment or postponement of the 2026 Annual Meeting, or the announcement thereof, commence a new time period for the giving of such notices. Such notices must also comply with all other requirements set forth in the Bylaws (which, in the case of proposed director nominations, also requires the information required by Rule 14a-19 of the Exchange Act), the Exchange Act, and other applicable laws.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TUHURA BIOSCIENCES, INC.

Date:	June 17, 2026	By:	/s/ Dan Dearborn
Name: Dan Dearborn Title: Chief Financial Officer